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                                                                EXHIBIT 23.6

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the OneMain.com, Inc. Employee Stock Purchase Plan of our report dated January 25, 1999 except for Note 10, as to which the date is February 11, 1999 with respect to the financial statements of SouthWind Internet Access, Inc. included in the Registration Statement on Form S-4 (333-77063) and related prospectus of OneMain.com, Inc., filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP


Wichita, Kansas
May 13, 1999